UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 877-7675

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Grey

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Reincorporation from Wyoming to Nevada

Pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated as of April 6, 2020, by and between, Pineapple Express, Inc., a Wyoming corporation (“Pineapple Express”), and Pineapple, Inc., a Nevada corporation (“Pineapple”) and wholly-owned subsidiary of Pineapple Express, effective as of April 15, 2020 (the “Effective Date”), Pineapple Express merged with and into Pineapple, with Pineapple being the surviving entity (the “Reincorporation Merger”). The Reincorporation Merger was consummated to complete Pineapple Express’ reincorporation from the State of Wyoming to the State of Nevada. The Merger Agreement, the Reincorporation Merger, the Name Change (as defined below) and the Articles of Incorporation and Bylaws of Pineapple were duly approved by the written consent of shareholders of Pineapple Express owning at least a majority of the outstanding shares of Pineapple Express’ common stock, par value $0.0000001 per share (the “PE Common Stock”), dated December 18, 2019.

Pursuant to the terms of the Merger Agreement, as of the Effective Date of the Reincorporation Merger:

●	Pineapple Express ceased to exist as a separate entity, with Pineapple being the surviving entity (in such capacity the “Surviving Corporation” and, together with Pineapple Express as the context may require, “Pineapple” or the “Company”);

●	our domicile changed from the State of Wyoming to the State of Nevada;

●	our corporate name changed from “Pineapple Express, Inc.” to “Pineapple, Inc.” (the “Name Change”);

●	we are now governed by the laws of the State of Nevada and by Pineapple’s Articles of Incorporation and Bylaws;

●	each share of PE Common Stock, issued and outstanding immediately before April 15, 2020 by virtue of the Reincorporation Merger and without any action on the part of the holder thereof, was converted into and became one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $0.0000001 par value per share (“Pineapple Common Stock”);

●	each outstanding equity interest in Pineapple Express that had been issued prior to the effective time of the Reincorporation Merger was cancelled;

●	Pineapple Express’ existing executive officers and directors became the executive officers and directors of Pineapple; and

●	Pineapple succeeded to the ownership of all of Pineapple Express’ assets and has the rights, power and privileges and assumed all of Pineapple Express’ obligations.

The Reincorporation Merger did not alter any holder’s equity interest in Pineapple Express and Pineapple Express stockholders are not required to exchange their existing stock certificates, which now represent an equal number of shares of Pineapple Common Stock. The number of the Company’s authorized shares of common stock or preferred stock, $0.0000001 par value per share, did not change in connection with the Reincorporation Merger.

The Reincorporation Merger did not result in any change in the Company’s headquarters, business, jobs, management, location of any officers or facilities, number of employees, federal tax identification number, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger, which are not material). Management, including all directors and officers, remain the same immediately after the Reincorporation Merger. There were no changes in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Reincorporation Merger.

The common stock of Pineapple, as the Surviving Corporation, will continue to trade on the OTC Grey marketplace under the trading symbol “PNPL”. As required, Pineapple, as the Surviving Corporation, has applied to FINRA to approve the Reincorporation Merger and the Name Change for purposes of effecting such actions in the trading market. The Company intends to maintain the same trading symbol and will update the public to the extent the Company’s symbol will be required to change as a result of the Reincorporation Merger and the Name Change.

Copies of the Articles of Incorporation and Bylaws of Pineapple are filed as Exhibits 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated by reference herein.

Sale of THC.com and PineappleExpress.com

As previously reported in Pineapple Express’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, on September 4, 2019, Pineapple Express entered into an Asset Purchase Agreement (“APA”) with Neu-Ventures Inc., a California corporation (“Neu-Ventures”), whereby Pineapple Express contemplated to sell the domain www.THC.com (the “Asset”) to Neu-Ventures in exchange for Neu-Ventures’ principal, Jaime Ortega (“Ortega”), a shareholder beneficially owning a majority of the issued and outstanding PE Common Stock, waiving and cancelling $1,000,000 of existing loans owed by Pineapple Express to Ortega. The sale of the Asset remained subject to certain existing conditions to closing as set forth in the APA (the “Closing Conditions”). The Closing Conditions included the Asset (i) no longer remain subject to an existing license agreement with a third party and (ii) clearing certain ongoing litigation.

Subsequently, on March 2, 2020, Pineapple Express, Neu-Ventures and Ortega entered into a Letter Agreement (the “Letter Agreement”) pursuant to which Ortega agreed to assume all liability in connection with the Asset including the ongoing Closing Conditions. The Letter Agreement would be deemed closed (the “Closing”) upon the written confirmation of the parties that (i) the domain THC.com is transferred to Neu-Ventures, and (ii) PineappleExpress.com, as well as the trade name “Pineapple Express” and any trademarks held by Pineapple Express (collectively, the “IP”) would be assigned to Pineapple Ventures, Inc. (“PVI”), a California corporation 40% owned subsidiary of Pineapple Express (now Pineapple). As part of the Closing, Ortega would waive and cancel an additional $1,000,000 of existing loans owed by Pineapple Express to Ortega.

On April 15, 2020, the parties to the Letter Agreement confirmed the transfer of the IP and the Closing of the transactions contemplated by the Letter Agreement took place.

The foregoing description of the Letter Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Reincorporation Merger disclosed under Item 1.01 above, each outstanding share of PE Common Stock was automatically converted into one share of Pineapple Common Stock. Each outstanding certificate representing PE Common Stock is now deemed, without any action by the stockholder, to represent the same number of shares of Pineapple Common Stock. Stockholders do not need to exchange their stock certificates as a result of the Reincorporation Merger.

The CUSIP number for the common stock of the Surviving Corporation is 72303J 101. Pineapple Common Stock will continue to trade on the OTC Grey marketplace under the trading symbol “PNPL”. The Company intends to maintain the same trading symbol and will update the public to the extent the Company’s symbol will be required to change as a result of the Reincorporation Merger, the Name Change and FINRA’s review process as described above.

Prior to the Effective Date of the Reincorporation Merger, the Company’s corporate affairs were governed by the corporate laws of Wyoming. The rights of the Company’s stockholders were subject to Pineapple Express’ Articles of Incorporation and its Bylaws. As a result of the Reincorporation Merger, holders of PE Common Stock are now holders of Pineapple Common Stock, and their rights as holders are governed by the Nevada Revised Statutes (the “NRS”) and the Articles of Incorporation and Bylaws of Pineapple, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and incorporated by reference herein.

Nevada corporate law will now be applicable in the determination of the rights of the Company’s stockholders. Please see the discussion entitled Summary of Significant Changes Caused by the Reincorporation Merger filed as Exhibit 99.1 to this Current Report and incorporated by reference herein for a summary of all of the material terms of our new charter documents and laws of Wyoming as they formerly applied, and the laws of Nevada as they now apply to, to our stockholders’ rights.

The foregoing description of the Reincorporation Merger is intended to be a summary and is qualified in its entirety by reference to the information disclosed under Item 1.01 above and the exhibits filed as part of this Current Report, all of which are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 1.01 above, as of the Effective Date, the Company reincorporated from Wyoming to Nevada pursuant to the terms of the Merger Agreement. As of that date, the rights of the Company’s stockholders are governed by the NRS, and by the Articles of Incorporation and Bylaws of Pineapple adopted pursuant to the Merger Agreement. Pineapple’s Articles of Incorporation and Bylaws governing the Company’s following the Reincorporation Merger are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and are incorporated by reference herein. Certain rights of the Company’s stockholders were changed as a result of the change in state of incorporation and the adoption of the Articles of Incorporation and Bylaws of Pineapple.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information in Item 1.01 above regarding the approval of the Merger Agreement, the Reincorporation Merger and the Articles of Incorporation and Bylaws of Pineapple by written consent of Pineapple Express’ stockholders is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of April 6, 2020, by and between, Pineapple Express, Inc., a Nevada corporation, and Pineapple, Inc., a Nevada corporation and wholly-owned subsidiary of Pineapple Express, Inc.
3.1	Articles of Incorporation of Pineapple, Inc. (Incorporated by reference to Exhibit A to the Company’s Definitive Information Statement on Schedule 14C, filed with the SEC on January 9, 2020).
3.2	Bylaws of Pineapple, Inc. (Incorporated by reference to Exhibit B to the Company’s Definitive Information Statement on Schedule 14C, filed with the SEC on January 9, 2020).
3.3*	Articles of Merger of Pineapple Express, Inc., filed on April 15, 2020 with the Secretary of State of the State of Wyoming.
3.4*	Articles of Merger of Pineapple, Inc., filed on April 7, 2020 with the Secretary of State of the State of Nevada.
10.1*	Letter Agreement, dated as of March 2, 2020, among Pineapple Express, Inc., Pineapple Ventures, Inc. and Jaime Ortega.
99.1*	Summary of Significant Changes Caused by the Reincorporation Merger.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

By:	/s/ Shawn Credle
Name:	Shawn Credle
Title:	Chief Executive Officer

Dated: April 20, 2020